Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated September 28, 2016, on the consolidated financial statements of Propanc Health Group Corporation and Subsidiary for the years ended June 30, 2016 and 2015, included herein on the Post-Effective Amendment No. 1 registration statement of Propanc Health Group Corporation on Form S-1 (File No. 333-210400), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 6, 2016